Exhibit 99.2
Liberator Medical Holdings, Inc. and Liberator Medical Supply, Inc.
Pro Forma Balance Sheets
March 31, 2007 and December 31, 2006

Assets
	2007	2006
Current Assets
Cash	$71,088	$124,657
Accounts receivable, net of allowance for doubtful accounts of $247,525 and $300,000	604,621	696,951
Prepaid expenses	-	12,655
Inventory	283,740	307,667
Deferred compensation	33,600	44,800
Deferred advertising, current	101,623	110,886

Total Current Assets	1,094,672	1,297,616

Property and Equipment, net of accumulated
depreciation of $326,932 and $305,932	595,098	599,802

Other Assets
Deferred advertising	76,400	90,960
Intangible assets, net of accumulated amortization of $14,970 and $9,8490	24,462	29,583
FCC License	3,500	3,500
Deposits	65,169	65,051

Total Other Assets	169,531	189,094

Total Assets	$1,859,301	$2,086,512

Liabilities and Stockholders' Equity

Current Liabilities
Notes payable	$615,038	$506,776
Accounts payable	458,255	510,890
Accrued liabilities	133,438	93,817
Interest Payable	60,893	57,717
Short-term convertible debt	1,245,302	1,190,599
Current portion notes payable	-	683
Current portion capital leases	13,213	13,213

Total Current Liabilities	2,526,139	2,373,695

Long-Term Debt and Capital Leases	1,829,182	1,791,966

Total Liabilities	4,355,321	4,165,661

Stockholders' Equity

Common stock, $0.001 par value, 200,000,000 shares authorized, 32,788,583 and 31,963,583 shares issued and outstanding	32,789	31,964
Capital in Excess of Par Value	5,094,458	4,955,283
Retained earnings (deficit)	(7,623,267)	(7,066,396)

Total Stockholders' Equity (Deficit)	(2,496,020)	(2,079,149)

Total Liabilities and Stockholders' Equity	$1,859,301	$2,086,512

Liberator Medical Holdings, Inc. and Liberator Medical Supply, Inc.
Pro Forma Statement of Operations
For the three months ended March 31, 2007 and 2006

	2007	2006

Sales	$657,877	$649,274

Cost of Sale	318,645	294,055

Gross Profit	339,232	355,219

General and Administrative
Payroll and payroll benefits	440,985	369,954
Advertising	44,602	33,154
Insurance	10,304	15,154
Interest	108,161	39,259
Rent	97,767	107,885
Professional Fees	40,333	42,687
Bad debts	53,670	51,952
Administrative	99,422	113,137
Taxes	859	3,157

Total Operating Expenses	896,103	776,339

Loss from Operation	(556,871)	(421,120)

Other Income (Expenses)
Impairment of FCC License		(31,500)

Net Income (Loss) - Before Income Taxes	(556,871)	(452,620)

Provision for Income Taxes (Benefit)	-	-

Net Loss	$(556,871)	$(452,620)

Basic and diluted loss per common share	$(0.02)	$(0.01)

Weighted average of common shares outstanding	32,172,499	31,395,499

Liberator Medical Holdings, Inc. and Liberator Medical Supply, Inc.
Pro Forma Statement of Changes in Stockholders' Equity
From December 31, 2005 through March 31, 2007

			Capital in		Total
	Common Shares	Common Stock	Excess of	Retained	Stockholders'
	Outstanding	$0.001 Par Value	Par Value	Deficit	Equity

Balance at December 31, 2005	31,225,918	$31,226	$4,279,955	$(4,814,093)	$(502,912)

Sale of common stock, net of $7,400 cost of sale	379,999	380	381,553	-	381,933

Warrants exercised	257,666	258	249,075	-	249,333

Stock issued for services	100,000	100	44,700	-	44,800

Net loss	-	-	-	(2,252,303)	(2,252,303)

Balance at December 31, 2006	31,963,583	31,964	4,955,283	(7,066,396)	(2,079,149)

Sale of common stock	825,000	825	139,175	-	140,000

Net loss	-	-	-	(556,871)	(556,871)

Balance at December 31, 2007	32,788,583	$32,789	$5,094,458	$(7,623,267)	$(2,496,020)

Liberator Medical Holdings, Inc. and Liberator Medical Supply, Inc.
Pro Forma Statements of Cash Flows
For the three months ended March 31, 2007 and 2006

	2007	2006
Cash flow from operating activities
Cash received from customers	$702,840	$497,969
Interest Income	-	-
Cash paid to employees and suppliers of goods and services	(974,624)	(886,430)
Interest paid	(104,984)	(36,370)
Income taxes paid	-	-

Net Cash Flows Used in Operating Activities	(376,768)	(424,831)

Cash flows from investing activities
Purchase of equipment, leasehold improvements	(24,977)	(87,653)
Proceeds from sale of equipment	8,681	-

Net Cash Flows Used in Investing Activities	(16,296)	(87,653)

Cash flows from financing activities
Proceeds from sale of stock	140,000	205,333
Proceeds from warrants exercised	-	249,333
Proceeds of loans from stockholders	16,326	-
Proceeds from short-term notes	108,162	-
Proceeds from bridge loans	54,800	-
Proceeds from notes payable and capital leases	24,977	-
Payments on notes and loans payable	(683)	(38,000)
Payments on capital leases	(4,087)	(4,846)
Payments on transportation capital leases	-	(2,203)
Payments on short-term notes	-	(10,000)

Net Cash Flows Provided by Financing Activities	339,495	399,617

Net decrease in cash	(53,569)	(112,867)

Cash at beginning of period	124,657	219,716

Cash at end of period	$71,088	$106,849

Liberator Medical Holdings, Inc. and Liberator Medical Supply, Inc.
Pro Forma Statements of Cash Flows
For the quarters ended March 31, 2007 and 2006

Reconciliation of Net Loss to Net Cash Flows Used in Operating Activities

	Jan - Mar 2007	Jan - Mar 2006

Net Loss	$(556,871)	$(452,620)
Add items not requiring outlay of cash:
Depreciation	21,000	15,000
Amortization	5,122	1,365
Bad debts	53,670	51,952
Impairment of FCC License		31,500
Amortization of deferred compensation	11,200	-
Cash was increased by
Increase in accounts payable	-	40,515
Increase in accrued expenses	39,621	50,151
Increase in interest payable	3,176	2,889
Decrease in prepaid expenses	-	12,089
Decrease in accounts receivable	38,660	-
Decrease in prepaid expenses	12,655	-
Decrease in inventory	23,927	-
Decrease in deferred advertising	23,823	-
Cash was decreased by
Increase in net accounts receivable	-	(122,112)
Increase in inventory	-	(19,798)
Increase in deposits	(118)	-
Increase in deferred advertising	-	(35,762)
Decrease in accounts payable	(52,633)	-

Net Cash Flows Used in Operating Activities	$(376,768)	$(424,831)

Non cash transactions
100,000 shares of common stock were issued to a new employee as a signing bonus December 31, 2006		$44,800